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                                                                      EXHIBIT 23




                       CONSENT OF INDEPENDENT ACCOUNTANTS
                      OF SERVICE CORPORATION INTERNATIONAL



     We consent to the incorporation by reference in the registration statement of Service Corporation International on Form S-8 of our report dated March 18, 1998, on our audits of the consolidated financial statements and financial statement schedule of Service Corporation International ("SCI") as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, which report is included in the Annual Report on Form 10-K of SCI for the Year Ended December 31, 1997.



                                        /s/ PRICEWATERHOUSECOOPERS LLP


Houston, Texas
December 10, 1998